Exhibit 32.1

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned  officer of SkyBridge Wireless,Inc.
 (the "Company") hereby certifies, to such officer's knowledge, that:

     (1) the Quarterly  Report on Form 10-QSB/A of the Company for the quarter ended (insert), as filed with the  Securities  and Exchange Commission on the date hereof (the  "Report"),  fully  complies with the requirements  of Section
13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934;
as amended; and

     (2)  the  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

Dated:  November 30, 2005

SkyBridge Wireless, Inc.
BY: /S/ James Wheeler
--------------
James Wheeler
James Wheeler
Chief Executive Officer
Chief Financial Officer
(Principal Financial and Accounting Officer)